Exhibit 99.1

Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, New York 10019

SPECIAL MEETING OF STOCKHOLDERS MARCH 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAYMAKER ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

P R O X Y C A R D

The undersigned hereby appoints Andrew R. Heyer and Christopher Bradley (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all shares of the common stock of Haymaker Acquisition Corp. (“Haymaker”) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of Stockholders (the “Special Meeting”) of Haymaker to be held on March 6, 2019 at 8:00 a.m., Eastern Time at 650 Fifth Avenue, 10th Floor, New York, New York 10019, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld below, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS BELOW, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2A, 2B, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

HAYMAKER ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2A, 2B, 3 and 4.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

Proposal No. 1 — The
Business Combination
Proposal — To consider and
vote upon a proposal to adopt
and approve the Business
Combination Agreement, dated
as of November 1, 2018 (as
amended on January 7, 2019, by
Amendment No. 1 to Business
Combination Agreement, and as
it may be further amended from
time to time, the “Transaction
Agreement”), by and among
Haymaker, OneSpaWorld
Holdings Limited, an
international business company
incorporated under the laws of
the Commonwealth of The
Bahamas (“OneSpaWorld”), the
sellers identified therein, and the
other parties thereto, each
agreement, document,
instrument and/or certificate
contemplated by the Transaction
Agreement to be executed in
connection with the transactions
contemplated thereby (the
“Ancillary Documents”) and the
consummation of the
transactions contemplated by the
Transaction Agreement and the
Ancillary Documents.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2 — The Charter Proposal — To consider and vote upon, on a non-binding advisory basis, two proposals to approve certain governance provisions contained in the Memorandum and Articles of Association of OneSpaWorld (the “OneSpaWorld Memorandum and Articles of Association”) related to shareholding limits for certain shareholders of OneSpaWorld and voting thresholds for approval of certain matters, that are not required by Bahamian law and materially affect stockholder rights:
Proposal 2A — Shareholding Limits for Certain Shareholders of OneSpaWorld — The OneSpaWorld Memorandum and Articles of Association will provide that shareholders will be prohibited from beneficially owning OneSpaWorld’s common shares, par value 0.0001 per share (the “OneSpaWorld Shares”), exceeding 9.99% of the issued and outstanding OneSpaWorld Shares without the consent of the OneSpaWorld board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2B — Shareholder Approval of Certain Matters — The OneSpaWorld Memorandum and Articles of Association will provide for supermajority voting requirements with respect to certain significant transactions. At least two-thirds of the outstanding OneSpaWorld Shares will be required to approve any merger or sale of all or substantially all of OneSpaWorld’s assets (unless the OneSpaWorld board of directors has approved such transaction in advance, in which case a majority of the shares entitled to vote shall be required).	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3 — The Lock-Up Amendment Proposal — To ratify the entry into the OSW Lock-Up Agreement (as defined in the accompanying proxy statement) by Haymaker Sponsor, LLC, and the directors and officers of Haymaker that, among other things, modifies the lock-up period such parties were subject to under the lock-up agreements entered into at the closing of Haymaker’s initial public offering.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal or the Lock-Up Amendment Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2019

Signature

Signature ( if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 1, and will have no effect on Proposals 2A, 2B, 3 or 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2A, 2B, 3 and 4.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.